Execution Version

Exhibit 10.3

PLEDGE AND SECURITY AGREEMENT

dated as of March 17, 2023

between

EACH OF THE GRANTORS PARTY HERETO

and

U.S. Bank Trust Company, National Association,
as Collateral Agent

11298/78833-004 CURRENT/129258253v4 03/28/2022 6:01 PM

4887-8092-9621 v2

TABLE OF CONTENTS

PAGE

Section 1.	DEFINITIONS	1
1.1	General Definitions	1
1.2	Definitions; Interpretation	8
Section 2.	GRANT OF SECURITY	8
2.1	Grant of Security	8
2.2	Certain Limited Exclusions	10
Section 3.	SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.	10
3.1	Security for Obligations	10
3.2	Continuing Liability Under Collateral	10
Section 4.	REPRESENTATIONS AND WARRANTIES AND COVENANTS.	10
4.1	Generally	10
4.2	Equipment and Inventory	14
4.3	Receivables	15
4.4	Investment Related Property	17
4.5	Material Contracts	24
4.6	Letter of Credit Rights	25
4.7	Intellectual Property	25
4.8	Commercial Tort Claims	30
Section 5.	ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL GRANTORS.	30
5.1	Further Assurances	30
5.2	Additional Grantors	32
Section 6.	COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT	32
6.1	Power of Attorney	32
6.2	No Duty on the Part of Collateral Agent or Secured Parties	33
Section 7.	REMEDIES.	33
7.1	Generally	33
7.2	Application of Proceeds	35
7.3	[Reserved].	35
7.4	Deposit Accounts	35
7.5	Investment Related Property	35
7.6	Intellectual Property	36
7.7	Cash Proceeds	38
Section 8.	COLLATERAL AGENT.	38
Section 9.	CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.	39
Section 10.	STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.	39
Section 11.	MISCELLANEOUS.	40

SCHEDULE 4.1 — GENERAL INFORMATION

SCHEDULE 4.2 — LOCATION OF EQUIPMENT AND INVENTORY

SCHEDULE 4.4 — INVESTMENT RELATED PROPERTY

SCHEDULE 4.5 — MATERIAL CONTRACTS

SCHEDULE 4.6 — DESCRIPTION OF LETTERS OF CREDIT

SCHEDULE 4.7 — INTELLECTUAL PROPERTY

SCHEDULE 4.8 — COMMERCIAL TORT CLAIMS

EXHIBIT A — FORM OF UNCERTIFICATED SECURITIES CONTROL AGREEMENT

EXHIBIT B — FORM OF TRADEMARK SECURITY AGREEMENT

EXHIBIT C — FORM OF COPYRIGHT SECURITY AGREEMENT

EXHIBIT D — FORM OF PATENT SECURITY AGREEMENT

ii

This PLEDGE AND SECURITY AGREEMENT, dated as of March 17, 2023 (this “Agreement”), between EACH OF THE UNDERSIGNED DESIGNATED AS A GRANTOR, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (each, a “Grantor”), and U.S. Bank Trust Company, National Association, as collateral agent for the Secured Parties (as herein defined) (in such capacity, together with any successors and permitted assigns, the “Collateral Agent”).

RECITALS:

WHEREAS, reference is made to that certain Financing Agreement, dated as of March 17, 2023 (as it may be amended, amended and restated, supplemented or otherwise modified from time to time, including any replacement agreement therefor, the “Financing Agreement”), by and among Danimer Scientific, Inc., a Delaware corporation (“Borrower”), as Borrower, certain Subsidiaries of Borrower from time to time party thereto as guarantors, the Lenders from time to time party thereto, and U.S. Bank Trust Company, National Association as administrative agent (in such capacity, together with any successors and permitted assigns, the “Administrative Agent”) and Collateral Agent under the Loan Documents; and

WHEREAS, in consideration of the extensions of credit by Lenders as set forth in the Financing Agreement, each Grantor has agreed to secure such Grantor’s obligations under the Loan Documents as set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor and the Collateral Agent agree as follows:

Section 1. DEFINITIONS

1.1 General Definitions. In this Agreement, the following terms shall have the following meanings:

“Account Debtor” shall mean each Person who is obligated on a Receivable or any Supporting Obligation related thereto.

“Accounts” shall mean all “accounts” as defined in Article 9 of the UCC.

“Additional Grantors” shall have the meaning assigned in Section 5.2.

“Administrative Agent” shall have the meaning set forth in the recitals.

“Agreement” shall have the meaning set forth in the preamble.

“Assigned Agreements” shall mean all agreements and contracts to which such Grantor is a party as of the Closing Date, or to which such Grantor becomes a party after the Closing Date, including, without limitation, each Material Contract, as each such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Borrower” shall have the meaning set forth in the recitals.

“Capital Stock” shall have the meaning set forth in the Financing Agreement.

“Cash Dominion Event” shall have the meaning assigned in Section 4.4.4(c)(i).

“Cash Proceeds” shall have the meaning assigned in Section 7.7.

“Chattel Paper” shall mean all “chattel paper” as defined in Article 9 of the UCC, including, without limitation, “electronic chattel paper” or “tangible chattel paper”, as each term is defined in Article 9 of the UCC.

“Collateral” shall have the meaning assigned in Section 2.1.

“Collateral Account” shall mean any account established by the Collateral Agent.

“Collateral Agent” shall have the meaning set forth in the preamble.

“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” shall mean all property (real or personal) collaterally assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a Lien or security interest in such real or personal property.

“Commercial Tort Claims” shall mean all “commercial tort claims” as defined in Article 9 of the UCC, including, without limitation, all commercial tort claims listed on Schedule 4.8 (as such schedule may be amended or supplemented from time to time).

“Commodities Accounts” (a) shall mean all “commodity accounts” as defined in Article 9 of the UCC and (b) shall include, without limitation, all of the accounts listed on Schedule 4.4 under the heading “Commodities Accounts” (as such schedule may be amended or supplemented from time to time), in each case other than Excluded Assets, but only for so long as such assets constitute Excluded Assets.

“Copyright Licenses” shall mean any and all agreements providing for the granting of any right in or to Copyrights (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7 (as such schedule may be amended or supplemented from time to time).

“Copyrights” shall mean all United States and foreign copyrights (including community designs), including but not limited to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (a) all registrations and applications therefor including, without limitation, with respect to each Grantor, the registrations and applications referred to in Schedule 4.7 (as such schedule may be amended or supplemented from time to time), (b) all extensions and renewals thereof, (c) all rights corresponding thereto throughout the world, (d) all rights to sue for past, present and future infringements thereof, and (e) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

“Deposit Accounts” (a) shall mean all “deposit accounts” as defined in Article 9 of the UCC and (b) shall include, without limitation, all of the accounts listed on Schedule 4.4 under the heading “Deposit Accounts” (as such schedule may be amended or supplemented from time to time) and the Interest Reserve Account; provided that Deposit Accounts shall not include Excluded Accounts.

“Documents” shall mean all “documents” as defined in Article 9 of the UCC.

“Equipment” shall mean: (a) all “equipment” as defined in Article 9 of the UCC, (b) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC) and (c) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures, in each case other than Excluded Assets, but only for so long as such assets constitute Excluded Assets.

“Event of Default” shall have the meaning set forth in the Financing Agreement.

“Excluded Accounts” shall have the meaning set forth in the Financing Agreement.

“Excluded Assets” shall have the meaning set forth in the Financing Agreement.

“Financing Agreement” shall have the meaning set forth in the recitals.

“General Intangibles” (a) shall mean all “general intangibles” as defined in Article 9 of the UCC, including “payment intangibles” also as defined in Article 9 of the UCC and (b) shall include, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations, all Assigned Agreements and all Intellectual Property (in each case, regardless of whether characterized as general intangibles under the UCC), in each case other than Excluded Assets, but only for so long as such assets constitute Excluded Assets.

“Goods” (a) shall mean all “goods” as defined in Article 9 of the UCC and (b) shall include, without limitation, all Inventory and Equipment (in each case, regardless of whether characterized as goods under the UCC), in each case other than Excluded Assets, but only for so long as such assets constitute Excluded Assets.

“Grantors” shall have the meaning set forth in the preamble.

“Instruments” shall mean all “instruments” as defined in Article 9 of the UCC.

“Insurance” shall mean all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof).

“Intellectual Property” shall mean, collectively, any and all intellectual property or other proprietary rights, including Copyrights, Patents, Trademarks, Trade Secrets and, with respect to any Grantor (as applicable), the Copyright Licenses, the Patent Licenses, the Trademark Licenses and the Trade Secret Licenses.

“Inventory” shall mean (a) all “inventory” as defined in Article 9 of the UCC and (b) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor’s business; all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by any Grantor (in each case, regardless of whether characterized as inventory under the UCC), in each case other than Excluded Assets, but only for so long as such assets constitute Excluded Assets. For the avoidance of doubt, any raw materials, inventory or other property not owned by any of the Grantors, but held by a Grantor for third parties pursuant to tolling agreement with such third party, shall not be “Inventory” for purposes of this Agreement or any of the other agreements or documents ancillary hereto.

“Investment Accounts” shall mean collectively the Collateral Accounts, Securities Accounts, Commodities Accounts and Deposit Accounts.

“Investment Related Property” shall mean: (a) all “investment property” (as such term is defined in Article 9 of the UCC) and (b) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, the Investment Accounts and certificates of deposit.

“Joint Developed IP Rights” shall have the meaning set forth in the Financing Agreement.

“Lender” shall have the meaning set forth in the Financing Agreement.

“Letter of Credit Right” shall mean “letter-of-credit right” as defined in Article 9 of the UCC.

“Money” shall mean “money” as defined in the UCC.

“Patent Licenses” shall mean all agreements providing for the granting of any right in or to Patents (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7 (as such schedule may be amended or supplemented from time to time).

“Patents” shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (a) with respect to each Grantor, each patent and patent application referred to in Schedule 4.7 hereto (as such schedule may be amended or supplemented from time to time), (b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (c) all rights corresponding thereto throughout the world, (d) all inventions and improvements described therein, (e) all rights to sue for past, present and future infringements thereof, (f) all licenses, claims, damages, and proceeds of suit arising therefrom, and (g) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Pledged Debt” shall mean all Indebtedness owed to such Grantor, including, without limitation, all Indebtedness described on Schedule 4.4(A) under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments evidencing such Indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests.

“Pledged LLC Interests” shall mean all interests in any limited liability company that are not Excluded Assets (but only for so long as such assets constitute Excluded Assets), including, without limitation, all limited liability company interests listed on Schedule 4.4(A) under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

“Pledged Partnership Interests” shall mean all interests in any general partnership, limited partnership, limited liability partnership or other partnership that are not Excluded Assets (but only for so long as such assets constitute Excluded Assets), including, without limitation, all partnership interests listed on Schedule 4.4(A) under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

“Pledged Stock” shall mean all shares of Capital Stock owned by such Grantor that are not Excluded Assets (but only for so long as such assets constitute Excluded Assets), including, without limitation, all shares of Capital Stock described on Schedule 4.4(A) under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

“Pledged Trust Interests” shall mean all interests in a Delaware business trust or other trust that are not Excluded Assets (but only for so long as such assets constitute Excluded Assets), including, without limitation, all trust interests listed on Schedule 4.4(A) under the heading “Pledged Trust Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests.

“Proceeds” shall mean: (a) all “proceeds” as defined in Article 9 of the UCC, (b) payments or distributions made with respect to any Investment Related Property and (c) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

“Receivables” shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records, in each case other than Excluded Assets, but only for so long as such assets constitute Excluded Assets.

“Receivables Records” shall mean (a) all copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (b) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (c) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (d) all credit information, reports and memoranda relating thereto, and (e) all other written or nonwritten forms of information related in any way to the foregoing or any Receivable.

“Record” shall have the meaning specified in Article 9 of the UCC.

“Registered Intellectual Property” means all Intellectual Property that is the subject of an issuance, registration or application for registration with a Governmental Authority or other registration entity or authority.

“Required Lenders” shall have the meaning specified in the Financing Agreement.

“Secured Obligations” shall have the meaning assigned in Section 3.1.

“Secured Parties” means the Administrative Agent, the Collateral Agent and the Lenders and shall include, without limitation, all former Agents and Lenders to the extent that any Obligations owing to such Persons were incurred while such Persons were Agents or Lenders and such Obligations have not been paid or satisfied in full (other than unasserted contingent reimbursement or indemnification obligations).

“Securities Accounts” (a) shall mean all “securities accounts” as defined in Article 8 of the UCC and (b) shall include, without limitation, all of the accounts listed on Schedule 4.4(A) under the heading “Securities Accounts” (as such schedule may be amended or supplemented from time to time), in each case other than Excluded Assets, but only for so long as such assets constitute Excluded Assets.

“Supporting Obligation” shall mean all “supporting obligations” as defined in Article 9 of the UCC.

“Tax” shall have the meaning specified in the Financing Agreement.

“Term Loan” shall have the meaning specified therefor in the Financing Agreement.

“Trademark Licenses” shall mean any and all agreements providing for the granting of any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7 (as such schedule may be amended or supplemented from time to time).

“Trademarks” shall mean all United States, and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to: (a) with respect to each Grantor, the registrations and applications referred to in Schedule 4.7 (as such schedule may be amended or supplemented from time to time), (b) all extensions or renewals of any of the foregoing, (c) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (d) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (e) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Trade Secrets” shall mean all confidential and proprietary information and know-how whether or not reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to the foregoing, including but not limited to: (a) the right to sue for past, present and future misappropriation or other violation of the foregoing, and (b) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit, in each case other than Excluded Assets, but only for so long as such assets constitute Excluded Assets.

“Trade Secret Licenses” shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7 (as such schedule may be amended or supplemented from time to time), in each case other than Excluded Assets, but only for so long as such assets constitute Excluded Assets.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

“United States” shall mean the United States of America.

1.2 Definitions; Interpretation. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Financing Agreement or, if not defined therein, in the UCC. References to “Sections,” “Exhibits” and “Schedules” shall be to Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. If any conflict or inconsistency exists between this Agreement and the Financing Agreement, the Financing Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

Section 2. GRANT OF SECURITY

2.1 Grant of Security. Subject to Section 2.2, each Grantor hereby grants to the Collateral Agent a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under all of the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which, other than any Excluded Assets or upon any of the following becoming Excluded Assets, but only for so long as such assets constitute Excluded Assets, being hereinafter collectively referred to as the “Collateral”):

(a) Accounts;

(b) Chattel Paper;

(c) Documents;

(d) Equipment;

(e) General Intangibles;

(f) Goods;

(g) Instruments;

(h) Insurance;

(i) Intellectual Property;

(j) Inventory;

(k) Investment Related Property, including, without limitation, Securities Accounts and Deposit Accounts;

(l) Letter of Credit Rights;

(m) Money;

(n) Receivables and Receivables Records;

(o) Commercial Tort Claims;

(p) to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing;

(q) to the extent not covered by the preceding clauses of this Section 2.1, all other tangible and intangible personal property of such Grantor (whether or not subject to the UCC), including, without limitation, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Grantor described in the preceding clauses of this Section 2.1 hereof (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by such Grantor in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, disks, cards, software, data and computer programs in the possession or under the control of such Grantor or any other Person from time to time acting for such Grantor that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 2 hereof or are otherwise necessary or helpful in the collection or realization thereof; and

(r) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

2.2 Certain Limited Exclusions.

(a) Notwithstanding anything herein or in any other Loan Document to the contrary, in no event shall the Collateral include or the security interest granted under Section 2.1 hereof attach to any Excluded Assets, but only for so long as such assets constitute Excluded Assets.

(b) Notwithstanding anything herein or in any other Loan Document to the contrary, the obligations of Danimer Scientific Manufacturing, Inc., and Danimer Scientific Kentucky, Inc., as Grantors under this Agreement shall not be effective until the Loan Parties obtain the NMTC Consents, at which point such obligations shall automatically and without further notice or action become effective.

Section 3. SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.

3.1 Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Obligations with respect to every Grantor, in each case, in accordance with and subject to the terms and conditions of the Financing Agreement (the “Secured Obligations”).

3.2 Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (a) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any Secured Party, (b) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, and (c) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

Section 4. REPRESENTATIONS AND WARRANTIES AND COVENANTS.

4.1 Generally.

(a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date, that:

(i) it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will continue to own or have such rights in each item of the Collateral, in each case free and clear of any and all Liens, rights or claims of all other Persons, other than Permitted Liens and chain of title defects with respect to Collateral that are not material to the Grantors as a whole;

(ii) it has indicated on Schedule 4.1(A) (as such schedule may be amended or supplemented from time to time): (w) the type of organization of such Grantor, (x) the jurisdiction of organization of such Grantor, (y) its organizational identification number and (z) the jurisdiction where the chief executive office or its sole place of business is (or the principal residence if such Grantor is a natural person) located;

(iii) the full legal name of such Grantor is as set forth on Schedule 4.1(A) and it has not done in the last five (5) years, and does not do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule 4.1(B) (as such schedule may be amended or supplemented from time to time);

(iv) except as provided on Schedule 4.1(C) or the reorganization steps necessary to reflect the structure on Schedule 4.1 of the Financing Agreement, it has not changed its name, jurisdiction of organization, chief executive office or sole place of business (or principal residence if such Grantor is a natural person) or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five (5) years;

(v) it has not within the last five (5) years become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated, other than the agreements identified on Schedule 4.1(D) hereof (as such schedule may be amended or supplemented from time to time subject to the terms and conditions of the Financing Agreement);

(vi) (u) upon the proper filing of all UCC financing statements naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on Schedule 4.1(E) hereof (as such schedule may be amended or supplemented from time to time) and other filings delivered by each Grantor (provided, that with respect to any Grantor that is formed or conducts material operations in any jurisdiction other than a State of the United States, local law collateral security documents and filings for such jurisdiction shall be required), (v) upon delivery of all Instruments, Chattel Paper and certificated Pledged Equity Interests and Pledged Debt (to the extent required to be delivered by this Agreement) that constitute Collateral, (w) upon sufficient identification of Commercial Tort Claims that constitute Collateral, (x) upon execution of a control agreement establishing the Collateral Agent’s “control” (within the meaning of Section 8-106, 9-106 or 9-104 of the UCC, as applicable) with respect to any Investment Account that constitutes Collateral, (y) upon consent of the issuer with respect to Letter of Credit Rights that constitute Collateral, and (z) to the extent not subject to Article 9 of the UCC, upon recordation of the security interests granted hereunder in Patents, Trademarks and Copyrights that constitute Collateral in the applicable intellectual property registries, including but not limited to the United States

Patent and Trademark Office and the United States Copyright Office, and any appropriate foreign registry with respect to all foreign Intellectual Property, as applicable, the security interests granted to the Collateral Agent hereunder constitute valid and perfected first priority Liens (subject in the case of priority only to Permitted Liens) on all of the Collateral to the extent a security interest therein may be perfected by taking the actions specified in clauses (u) through (z);

(vii) all actions and consents, including all filings, notices, registrations and recordings necessary for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained;

(viii) other than the financing statements filed in favor of the Collateral Agent, no effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (A) financing statements for which proper termination statements have been delivered to the Collateral Agent for filing and (B) financing statements filed in connection with Permitted Liens;

(ix) no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either (A) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Collateral Agent hereunder or (B) the exercise by Collateral Agent, at the direction of the Required Lenders, of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (x) for the filings contemplated by clause (vi) above and (y) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities;

(x) all information supplied by any Grantor with respect to any of the Collateral is accurate and complete in all material respects;

(xi) none of the Collateral constitutes, or is the Proceeds of, “farm products” (as defined in the UCC);

(xii) it does not own any “as extracted collateral” (as defined in the UCC) or any timber to be cut; and

(xiii) such Grantor has been duly organized as an entity of the type as set forth opposite such Grantor’s name on Schedule 4.1(A) solely under the laws of the jurisdiction as set forth opposite such Grantor’s name on Schedule 4.1(A) and remains duly existing as such. Such Grantor has not filed any certificates of domestication, transfer or continuance in any other jurisdiction.

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i) except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except

Permitted Liens, and such Grantor shall use commercially reasonable efforts to defend the Collateral against all Persons at any time claiming any interest therein;

(ii) it shall not produce, use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral, in any case in any material respect;

(iii) except to the extent permitted by the Financing Agreement, it shall not change such Grantor’s name, identity, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise), sole place of business, chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it shall have (a) notified the Collateral Agent in writing, by executing and delivering to the Collateral Agent a completed Counterpart Agreement, as applicable, together with all Supplements to Schedules thereto, at least ten (10) days prior to any such change or establishment (or such shorter period of time as the Required Lenders may permit in their sole discretion), identifying such new proposed name, identity, corporate structure, sole place of business (or principal residence if such Grantor is a natural person), chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Collateral Agent, at the direction of the Required Lenders, may reasonably request in writing and (b) taken all actions reasonably necessary or advisable to maintain the continuous validity, perfection and the same priority of the Collateral Agent’s security interest in the Collateral intended to be granted and agreed to hereby;

(iv) it shall pay promptly when due all material property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided that such Grantor shall in any event pay such taxes, assessments, charges, levies or claims prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against such Grantor or any of the Collateral as a result of the failure to make such payment;

(v) upon such Grantor or any officer of such Grantor obtaining knowledge thereof, it shall promptly notify the Collateral Agent in writing of any event that could be reasonably expected to have a Material Adverse Effect on the value of the Collateral or any material portion thereof, the ability of any Grantor or the Collateral Agent to dispose of the Collateral or any material portion thereof, or the material rights and remedies of the Collateral Agent in relation thereto, including, without limitation, the levy of any legal process against the Collateral or any material portion thereof;

(vi) it shall not take or permit any action which could reasonably be expected to impair the Collateral Agent’s rights in the Collateral except for any Permitted Lien or disposition that is expressly permitted by the Financing Agreement; and

(vii) it shall not sell, transfer or assign (by operation of law or otherwise) any Collateral except as otherwise expressly permitted by the Financing Agreement.

4.2 Equipment and Inventory.

(a) Representations and Warranties. Each Grantor represents and warrants, on the Closing Date, that:

(i) other than any Equipment or Inventory in transit, all of the Equipment and Inventory included in the Collateral is kept or garaged at the locations specified in Schedule 4.2 (as such schedule may be amended or supplemented from time to time);

(ii) any Goods now or hereafter produced by any Grantor included in the Collateral have been and will be produced in material compliance with the requirements of the Fair Labor Standards Act, as amended; and

(iii) except as set forth on Schedule 4.2, none of the Inventory or Equipment is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor or otherwise in the possession of a bailee or a warehouseman.

(b) Covenants and Agreements. Each Grantor covenants and agrees that:

(i) it shall keep or garage the Equipment, Inventory and any Documents evidencing any Equipment and Inventory in, or in-transit between or to, the locations specified on Schedule 4.2 (as such schedules may be amended or supplemented from time to time) unless it shall have (a) notified the Collateral Agent in writing, by executing and delivering to the Collateral Agent a completed Counterpart Agreement, together with all Supplements to Schedules thereto, at least ten (10) days prior to any change in locations (or such shorter period of time as the Required Lenders may permit in their sole discretion), identifying such new locations and providing such other information in connection therewith as the Collateral Agent may reasonably request in writing and (b) taken all actions reasonably necessary or advisable to maintain the continuous validity, perfection and the same priority of the Collateral Agent’s security interest in the Collateral intended to be granted and agreed to hereby, or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory; it shall keep correct and accurate records in all material respects of the Inventory, itemizing and describing the kind, type and quantity of Inventory, such Grantor’s cost therefor and (where applicable) the current list prices for the Inventory, in each case, in reasonable detail as is customarily maintained under similar circumstances by Persons engaged in similar business, and in any event in conformity in all material respects with GAAP;

(ii) it shall not deliver any Document evidencing any Equipment and Inventory to any Person other than the issuer of such Document to claim the Goods evidenced therefor or the Collateral Agent; and

(iii) if any material Equipment or Inventory is in possession or control of any third party, each Grantor, at the written request of the Required Lenders, shall join with the Collateral Agent in notifying the third party of the Collateral Agent’s security interest and obtaining an acknowledgment from the third party that it is holding the Equipment and Inventory for the benefit of the Collateral Agent.

4.3 Receivables.

(a) Representations and Warranties. Each Grantor represents and warrants, on the Closing Date, that:

(i) each Receivable (A) to the knowledge of the Grantors, is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (B) to the knowledge of the Grantors, is and will be enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws related to or limiting creditors’ rights generally or by equitable principles relating to enforceability, and (C) to the knowledge of Grantor, is not and will not be subject to any setoffs, defenses, taxes, counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business) and (D) is and will be in compliance in all material respects with all applicable laws, whether federal, state, local or foreign;

(ii) none of the Account Debtors in respect of any Receivable is the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign;

(iii) no Receivable requires the consent of the Account Debtor in respect thereof in connection with the pledge hereunder, except any consent which has been obtained; and

(iv) no Receivable with a value in excess of $500,000 is evidenced by, or constitutes, an Instrument or Chattel Paper which has not been delivered to, or otherwise subjected to the control of, the Collateral Agent to the extent required by, and in accordance with Section 4.3(c).

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i) it shall keep and maintain at its own cost and expense satisfactory and complete in all material respects records of the Receivables;

(ii) it shall perform in all material respects all of its obligations with respect to the Receivables;

(iii) it shall not amend, modify, terminate or waive any provision of any Receivable other than in the ordinary course of business. Other than in the ordinary course of business as generally conducted by it on and prior to the date hereof, and except as otherwise provided in subsection (v) below, during the continuance of an Event of Default, such Grantor shall not, without the prior written consent of Collateral Agent acting on instruction of Required Lenders (A) grant any extension or renewal of the time of payment of any Receivable, (B) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof, (C) release, wholly or partially, any Person liable for the payment thereof, or (D) allow any credit or discount thereon;

(iv) except as otherwise provided in this subsection, each Grantor shall continue to collect all amounts due or to become due to such Grantor under the Receivables and any Supporting Obligation and diligently exercise each right it may have under any Receivable, any Supporting Obligation or Collateral Support, in each case, at its own expense and in its ordinary course of business. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right at any time to notify, or require (in each case, in writing) any Grantor to notify, any Account Debtor of the Collateral Agent’s security interest in the Receivables and any Supporting Obligation and the Collateral Agent may: (A) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent, (B) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Collateral Agent, and (C) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If the Collateral Agent notifies any Grantor in writing that it has elected, upon the instruction of the Required Lenders, to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith (and in any event within five (5) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in the Collateral Account maintained under the sole dominion and control of the Collateral Agent, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Collateral Agent hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon; and

(v) it shall use its commercially reasonable efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Receivable.

(c) Delivery and Control of Receivables. Upon the written request of the Required Lenders, with respect to any Receivables with a value in excess of $500,000 that are evidenced by, or constitute, Chattel Paper or Instruments, each Grantor shall cause each originally executed copy thereof to be delivered to the Collateral Agent (or its agent or designee) appropriately indorsed to the Collateral Agent or indorsed in blank: (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof, and (ii) with respect to any such Receivables hereafter arising, within ten (10) days of such written request. With respect to any Receivables with a value in excess of $500,000 which would constitute “electronic chattel paper” under Article 9 of the UCC, each Grantor shall take all steps necessary to give the Collateral Agent control over such Receivables (within the meaning of Section 9-105 of the UCC): (A) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof, and (B) with respect to any such Receivables hereafter arising, within ten (10) days of such Grantor acquiring rights therein. Any Receivable not otherwise required to be delivered or subjected to the control of the Collateral Agent in accordance with this subsection (c) shall be delivered or subjected to such control upon the reasonable written request of the Collateral Agent.

4.4 Investment Related Property.

4.4.1 Investment Related Property Generally

(a) Covenants and Agreements. Each Grantor hereby covenants and agrees that, other than with respect to any Excluded Assets:

(i) in the event it acquires rights in any Investment Related Property after the date hereof, it shall notify the Collateral Agent in writing reflecting such new Investment Related Property and shall deliver a supplement to Schedule 4.4 reflecting such new Investment Related Property with the next quarterly report provided pursuant to Section 5.1(b) of the Financing Agreement. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Collateral Agent shall attach to all Investment Related Property immediately upon any Grantor’s acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a supplement to Schedule 4.4 as required hereby;

(ii) except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Investment Related Property, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, including pursuant to a Delaware LLC Division, then (A) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (B) such Grantor shall immediately take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of the Collateral Agent over such Investment Related Property (including, without limitation, delivery thereof to the Collateral Agent) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Collateral Agent. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent authorizes each Grantor to retain all cash dividends and distributions, securities or other property, and all scheduled payments of interest;

(iii) each Grantor consents to the grant by each other Grantor of a Security Interest in all Investment Related Property to the Collateral Agent.

(b) Delivery and Control.

(i) Each Grantor agrees that with respect to any Investment Related Property in which it currently has rights it shall comply with the provisions of this Section 4.4.1(b) on or before the Credit Date and with respect to any Investment Related Property hereafter acquired by such Grantor it shall comply with the provisions of this Section 4.4.1(b) immediately upon acquiring rights therein, in each case in form and substance satisfactory to the Collateral Agent. With respect to any Investment Related Property that is represented by a certificate or that is an “instrument” (other than any Investment Related Property credited to a Securities Account) it shall cause such certificate or instrument to be delivered to the Collateral Agent, indorsed in blank by an “effective indorsement” (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a “certificated security” for purposes of the UCC. With respect to any Investment Related Property that is an “uncertificated security” for purposes of the UCC (other than any “uncertificated securities” credited to a Securities Account), it shall cause the issuer of such uncertificated security to either (A) register the Collateral Agent as the registered owner thereof on the books and records of the issuer or (B) execute an agreement substantially in the form of Exhibit A hereto, pursuant to which such issuer agrees to comply with the Collateral Agent’s instructions with respect to such uncertificated security without further consent by such Grantor.

(ii) In addition to the foregoing, if any issuer of any Investment Related Property is located in a jurisdiction outside of the United States, at the written request of the Collateral Agent, each Grantor shall take such reasonable additional actions, including, without limitation, causing the issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be necessary or advisable, under the laws of such issuer’s jurisdiction to insure the validity, perfection and priority of the security interest of the Collateral Agent, subject to Permitted Liens. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Related Property to its name or the name of its nominee or agent. In addition, the Collateral Agent shall have the right at any time following the occurrence and during the continuance of an Event of Default, upon instruction of the Required Lenders and without notice to any Grantor, to exchange any certificates or instruments representing any Investment Related Property for certificates or instruments of smaller or larger denominations.

(c) Voting and Distributions.

(i) So long as no Event of Default shall have occurred and be continuing, except as otherwise provided under the covenants and agreements relating to Investment Related Property in this Agreement or elsewhere herein or in the Financing Agreement, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Financing Agreement;

(ii) Upon the occurrence and during the continuation of an Event of Default:

(1) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; and

(2) in order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder (x) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request in writing and (y) each Grantor acknowledges that the Collateral Agent may, upon instruction by the Required Lenders, utilize the power of attorney set forth in Section 6.1.

4.4.2 Pledged Equity Interests

(a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date that:

(i) Schedule 4.4(A) (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Pledged Stock,” “Pledged LLC Interests,” “Pledged Partnership Interests” and “Pledged Trust Interests,” respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule;

(ii) except as set forth on Schedule 4.4(B), it has not acquired any equity interests of another entity or substantially all the assets of another entity within the past five (5) years;

(iii) it is the record and beneficial owner of the Pledged Equity Interests free of all Liens, rights or claims of other Persons other than Permitted Liens and, except as set forth on Schedule 4.4(A), other than the Warrant, there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests;

(iv) without limiting the generality of Section 4.1(a)(v), no consent of any Person (except those that have already been obtained) including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or desirable in connection with the creation, perfection or first priority status of the security interest of the Collateral Agent in any Pledged Equity Interests (subject to any Permitted Liens) or the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof;

(v) none of the Pledged LLC Interests nor Pledged Partnership Interests are or represent interests in issuers that (A) are registered as investment companies or (B) are dealt in or traded on securities exchanges or markets; and

(vi) except as otherwise set forth on Schedule 4.4(C), all of the Pledged LLC Interests and Pledged Partnership Interests are or represent interests in issuers that have opted to be treated as securities under the UCC of any jurisdiction.

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i) except as otherwise permitted under the Financing Agreement or any other Loan Documents, without the prior written consent of the Collateral Agent, it shall not vote to enable or take any other action to: (A) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially and adversely changes the rights of such Grantor with respect to any Investment Related Property or adversely affects the validity, perfection or priority of the Collateral Agent’s security interest, (B) permit any issuer of any Pledged Equity Interest to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer unless such stock or other equity interest is pledged to the Collateral Agent in accordance with this Agreement, (C) permit any issuer of any Pledged Equity Interest to dispose of all or a material portion of their assets, (D) waive any default under or breach of any terms of any organizational document relating to the issuer of any Pledged Equity Interest or the terms of any Pledged Debt that would adversely affect the value of such Pledged Equity Interest or Pledged Debt or adversely affect the validity, perfection, or priority of the Collateral Agent’s security interest or the privileges, rights and powers of the Collateral Agent in each case under this Agreement, or (E) cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC; provided that, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (E), such Grantor shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Collateral Agent’s “control” thereof and (F) vote to enable or take any other action that would be materially adverse to the interests of the Secured Parties;

(ii) it shall comply in all material respects with all of its obligations under any partnership agreement or limited liability company agreement relating to Pledged Partnership Interests or Pledged LLC Interests and shall enforce all of its rights with respect to any Investment Related Property;

(iii) except as otherwise permitted under the Financing Agreement or any other Loan Documents, including with respect to an Asset Sale permitted under the Financing Agreement, without the prior written consent of the Collateral Agent, it shall not permit any issuer of any Pledged Equity Interest to merge or consolidate unless (A) such issuer creates a security interest that is perfected by a filed financing statement (that is not effective solely under Section 9-508 of the UCC) in collateral in which such new debtor has or acquires rights, and (B) all the outstanding Capital Stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding equity interests of any other constituent Grantor; and

(iv) each Grantor consents to the grant by each other Grantor of a security interest in all Investment Related Property to the Collateral Agent and, without limiting the foregoing, consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Collateral Agent or its nominee after the occurrence and during the continuation of an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

4.4.3 Pledged Debt

(a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date, that:

(i) Schedule 4.4 (as such schedule may be amended or supplemented from time to time) sets forth under the heading “Pledged Debt” all of the Pledged Debt owned by any Grantor and (A) to the knowledge of the applicable Grantor, all of such Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and (B) is not in default and includes all of the issued and outstanding intercompany Indebtedness, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws related to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i) it shall notify the Collateral Agent of any default under any Pledged Debt that has caused, either in any individual case or in the aggregate, a Material Adverse Effect.

4.4.4 Investment Accounts

(a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date, that:

(i) Schedule 4.4 hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Securities Accounts” and “Commodities Accounts,” respectively, all of the Securities Accounts and Commodities Accounts in which each Grantor has an interest (other than Excluded Accounts). Each Grantor is the sole entitlement holder of each such Securities Account and Commodity Account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto) having “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over, or any other interest in, any such Securities Account or Commodities Account or securities or other property credited thereto;

(ii) Schedule 4.4 hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Deposit Accounts” all of the Deposit Accounts in which each Grantor has an interest (other than Excluded Accounts). Each Grantor is the sole account holder of each such Deposit Account and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto) having either sole dominion and control (within the meaning of common law) or “control” (within the meanings of Section 9-104 of the UCC) over, or any other interest in, any such Deposit Account or any money or other property deposited therein; and

(iii) Each Grantor has taken all actions reasonably necessary or desirable, including those specified in Section 4.4.4(c), to: (A) establish Collateral Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Related Property constituting Certificated Securities, Uncertificated Securities, Securities Accounts, Securities Entitlements or Commodities Accounts (each as defined in the UCC), (B) establish the Collateral Agent’s “control” (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts (other than Excluded Accounts), and (C) deliver all Instruments to the Collateral Agent. Notwithstanding the foregoing, the Grantors shall have a period of 45 days after the Closing Date (or such later date as extended by the Collateral Agent in its reasonable discretion) to enter into control agreement or agreements with respect to any Securities Accounts or Deposit Accounts (other than Excluded Accounts) that exist on the Closing Date; provided that the Grantors shall have the option to extend this period one time for an additional thirty (30) days upon a showing of diligent efforts.

(iv) Notwithstanding the last sentence of Section 4.4.4(a)(iii), each Grantor has taken all steps necessary to assure that as of the Closing Date Collateral Agent shall have, a perfected Lien on and security interest in, and shall at all times have exclusive dominion and exclusive “control” over, each Deposit Account (other than Excluded Accounts) and each Securities Account that constitutes an “Interest Reserve Account” as defined in the Financing Agreement.

(b) Covenant and Agreement. Each Grantor hereby covenants and agrees with the Collateral Agent and each other Secured Party that it shall not close or terminate any Investment Account (other than Excluded Accounts) without the prior consent of the Collateral Agent unless a successor or replacement account has been established and such successor or replacement account is subject to the Collateral Agent’s “control” or the assets in any such Investment Account have been transferred to any existing account subject to the Collateral Agent’s control, in each case, in accordance with the provisions of Section 4.4.4(c).

(c) Delivery and Control.

(i) With respect to any Investment Related Property consisting of Securities Accounts or Securities Entitlements, it shall cause the securities intermediary maintaining such Securities Accounts or Securities Entitlement (other than Excluded Accounts) to enter into an agreement substantially in the form reasonably acceptable by the Collateral Agent hereto at the instruction of the Required Lenders pursuant to which, it shall agree, upon written notice from the Collateral Agent, to comply with the Collateral Agent’s

“entitlement orders” without further consent by such Grantor. With respect to any Investment Related Property that is a “Deposit Account” (other than an Excluded Account), it shall cause the depositary institution maintaining such account to enter into an agreement, pursuant to which the Collateral Agent shall have control over such Deposit Account (within the meaning of the common law) and “control” (within the meaning of Section 9-104 of the UCC) over such Deposit Account. The Grantors shall deposit or cause to be deposited promptly all proceeds in respect of any Collateral, all collections (of a nature susceptible to a deposit in a bank account) and all other amounts received by any Grantor only into Deposit Accounts that are subject to a Control Agreement. At all times when an Event of Default is not continuing, the Grantors shall have full access to the cash on deposit in such Deposit Accounts, and the Collateral Agent agrees not to deliver a control notice or take any other action to control such Deposit Accounts unless and until an Event of Default has occurred and is continuing. Upon the occurrence and during the continuation of an Event of Default, with respect to any Deposit Account (other than an Excluded Account), the Collateral Agent may give instructions and directions to such bank or depositary institution to wire all amounts on deposit in such Deposit Account each Business Day to the Collateral Account, which such instructions and directions shall constitute a “Cash Dominion Event”. All amounts received or deposited into the Administrative Agent’s Account after the occurrence and during the continuation of a Cash Dominion Event shall be applied to the payment of the outstanding Obligations in accordance with the Financing Agreement. Each Grantor shall have entered into such control agreement or agreements with respect to: (A) any Securities Accounts, Securities Entitlements or Deposit Accounts (other than Excluded Accounts) that exist on the Closing Date, as of or prior to the date that is 45 days after the Closing Date, provided that Grantors shall have the option to extend this period one time for an additional thirty (30) days upon a showing of diligent efforts and (B) any Securities Accounts, Securities Entitlements or Deposit Accounts (other than Excluded Accounts) that are created or acquired after the Closing Date, as of or prior to the deposit or transfer of any such Securities Entitlements or funds, whether constituting moneys or investments, into such Securities Accounts or Deposit Accounts and, in any event, within sixty (60) days after opening any such account.

(ii) The Deposit Accounts (other than Excluded Accounts) shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which the Grantors are hereby deemed to have granted a Lien to Collateral Agent for the benefit of the Secured Parties. All checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness received after the occurrence and continuation of a Cash Dominion Event directly by any Grantor from any of its Account Debtors, as proceeds from Receivables of such Grantor or as proceeds of any other Collateral shall be held by such Grantor in trust for the Agents and the Lenders and if of a nature susceptible to a deposit in a bank account, upon receipt be deposited by such Grantor in original form no later than three (3) Business Days after receipt thereof into such Deposit Accounts. Each Grantor shall not commingle such collections with the proceeds of any assets not included in the Collateral. No checks, drafts or other instrument received by any Agent shall constitute final payment to the Agent unless and until such instruments have actually been collected.

(iii) Nothing herein contained shall be construed to constitute any Agent as agent of any Grantor for any purpose whatsoever, and no Agent shall be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (other than from acts of omission or commission constituting gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction). Each Agent shall not, under any circumstance or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof or for any damage resulting therefrom (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction). Each Agent, by anything herein or in any assignment or otherwise, does not assume any of the obligations under any contract or agreement assigned to such Agent and shall not be responsible in any way for the performance by any Grantor of any of the terms and conditions thereof.

(iv) For avoidance of doubt, the Collateral Agent shall at all times have, and each Grantor shall take all steps reasonably necessary to assure that Collateral Agent shall have, a continuously perfected Lien on and security interest in, and shall at all times continuously have exclusive dominion and exclusive “control” (as defined in the UCC) over each Deposit Account and Securities Account that constitutes an “Interest Reserve Account” as defined in the Financing Agreement.

4.5 Material Contracts.

(a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date, that:

(i) Schedule 4.5 (as such schedule may be amended or supplemented from time to time) sets forth all of the Material Contracts to which such Grantor has rights; and

(ii) all of the Material Contracts to which such Grantor has rights, true and complete copies (including any amendments or supplements thereof) of which have been furnished to the Collateral Agent, have been duly authorized, executed and delivered by each Grantor party thereto, are in full force and effect and are binding upon and enforceable against the Grantor thereto in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws related to or limiting creditors’ rights generally or by equitable principles relating to enforceability, and no such Grantor has any knowledge of any default thereunder.

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i) in addition to any rights under the Section of this Agreement relating to Receivables, after the occurrence and during the continuance of an Event of Default, the Collateral Agent may at any time notify, or require any Grantor to so notify (in each case, in writing), the counterparty of any Material Contract of the security interest of the Collateral Agent therein and, upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the counterparty to make all payments under the Material Contracts required to be made to such Grantor directly to the Collateral Agent;

(ii) it shall perform in all material respects all of its obligations with respect to the Material Contracts, except to the extent failure to do so would not reasonably be expected to result in a Material Adverse Effect;

(iii) it shall promptly and diligently exercise, to the extent commercially reasonable to do so, each material right it may have under any Material Contracts to which such Grantor has rights at its own expense, and in connection with such collections and exercise, such Grantor shall take such action as such Grantor or the Collateral Agent, upon the instruction of the Required Lenders following the occurrence and during the continuation of an Event of Default, may deem reasonably necessary or advisable; and

(iv) it shall use its commercially reasonable efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Material Contract.

4.6 Letter of Credit Rights.

(a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date, that:

(i) all letters of credit in excess of $500,000 to which such Grantor has rights is listed on Schedule 4.6 (as such schedule may be amended or supplemented from time to time) hereto; and

(ii) it has obtained the consent of each issuer of any letter of credit in excess of $500,000 to the assignment of the proceeds of the letter of credit to the Collateral Agent.

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees that with respect to any letter of credit in excess of $500,000 hereafter arising it shall obtain the consent of the issuer thereof to the assignment of the proceeds of the letter of credit to the Collateral Agent and shall deliver to the Collateral Agent a supplement to Schedule 4.6 at the written request of the Collateral Agent.

4.7 Intellectual Property.

(a) Representations and Warranties. Except as disclosed in Schedule 4.7 (as such schedule may be amended or supplemented from time to time), each Grantor hereby represents and warrants, on the Closing Date, that:

(i) Schedule 4.7 (as such schedule may be amended or supplemented from time to time) sets forth a true and complete list of all (A) United States, state and foreign registrations of and applications for Patents, Trademarks, and Copyrights owned by each Grantor and (B) Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses to which any Grantor is the licensor or the exclusive licensee and which are material to the business of such Grantor;

(ii) except as disclosed in Schedule 4.7(a)(ii), it or another Grantor is the sole and exclusive owner of the entire right, title, and interest in and to all owned Intellectual Property listed on Schedule 4.7 (as such schedule may be amended or supplemented from time to time), and owns or has the valid right to use all other Intellectual Property used in or necessary to conduct the business of such Grantor, free and clear of all Liens, claims and licenses, except for Permitted Liens and the licenses set forth on Schedule 4.7 (as may be amended or supplemented from time to time), except in cases in which such acts have not been performed as a result of a Grantor’s reasonable determination in the normal course of business to allow such Intellectual Property to lapse or terminate because it is no longer necessary to conduct the business of the Grantors;

(iii) all Registered Intellectual Property listed on Schedule 4.7 is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and each Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Copyrights, Patents and Trademarks material to conduct the business of the Grantors in full force and effect;

(iv) all Intellectual Property material to the conduct of the business of Grantors, taken as a whole, to the knowledge of such Grantor, is valid and enforceable; no holding, decision, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity of such Grantor’s right to register, or such Grantor’s rights to own or use, any such Intellectual Property (other than office actions, rejections or objections received during routine prosecution in the United States Patent and Trademark Office, the United States Copyright Office, and any foreign counterpart of the foregoing, as applicable) and no such action or proceeding is pending or, to such Grantor’s knowledge, threatened;

(v) other than with respect to joint ownership of Joint IP Rights solely as defined and permitted under Section 5.14(d) of the Financing Agreement and except as disclosed in Schedule 4.7(a)(v), all registrations and applications for Copyrights, Patents and Trademarks owned or purported to be owned by a Grantor are standing in the name of the applicable Grantor and no Intellectual Property of any Grantor has been licensed by any Grantor to any Affiliate or third party, it being agreed by all Grantors that, until the payment in full in cash of all Obligations under the Financing Agreement, all Intellectual Property owned by a Grantor shall in all cases be the sole and exclusive legal and beneficial property of, IPCo (which shall be the record owner of all Registered Intellectual Property in the United States Patent and Trademark Office, the United States Copyright Office, any applicable state registry, and any foreign counterpart of the foregoing, as applicable), including any Intellectual Property created, applied for, invented or acquired after the Closing Date;

(vi) each Grantor has been using appropriate statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents, and appropriate notice of copyright in connection with the publication of Copyrights, except as such would not have a material adverse effect on the value of such Intellectual Property or the conduct of the business of the Grantors;

(vii) each Grantor uses commercially reasonable standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all Trademarks included in the Collateral and has taken all commercially reasonable action necessary to insure that all licensees of the Trademarks included in the Collateral owned by such Grantor use such commercially reasonable standards of quality;

(viii) the conduct of such Grantor’s business does not infringe upon, misappropriate or otherwise violate in any material respect any Trademark, Patent, Copyright, Trade Secret or other Intellectual Property right owned or controlled by a third party; no claim in writing has been made that the use of any Intellectual Property owned or used by Grantor (or any of its respective licensees) infringes upon, misappropriates or otherwise violates the rights of any third party;

(ix) to the knowledge of each Grantor, no third party is infringing upon or otherwise violating any rights in any Intellectual Property owned or used by such Grantor, or any of its respective licensees;

(x) each Grantor has taken commercially reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all Trade Secrets owned by such Grantor that are material to the business of the Grantors and in particular, no portion of the source code for its Intellectual Property has been disclosed, provided or licensed to any third party, other than end user customers and third party developers that have been required to maintain the confidentiality of such source code pursuant to a written agreement entered into with a Grantor;

(xi) no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by any Grantor or to which such Grantor is bound that adversely affect such Grantor’s rights to own or use any Intellectual Property; and

(xii) other than Permitted Liens, there is no effective financing statement or other document or instrument now executed, or on file or recorded in any public office, granting a security interest in or otherwise encumbering any part of any Grantor’s Intellectual Property, other than in favor of the Collateral Agent.

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees as follows:

(i) it shall not do any act or omit to do any act whereby any of the Intellectual Property which is material to the business of the Grantors, may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein;

(ii) it shall not, with respect to any Trademarks which are material to the business of the Grantors, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the Closing Date, and each Grantor shall use commercially reasonable efforts to cause licensees of such Trademarks to use such consistent standards of quality;

(iii) except in the case where permitted under Section 4.7(a)(ii) above, it shall promptly notify the Collateral Agent if it knows that any item of Intellectual Property that is material to the business of the Grantors may become (A) abandoned or dedicated to the public or placed in the public domain, (B) invalid or unenforceable, or (C) subject to any adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court (other than office actions, rejections or objections received from any of them during routine prosecution);

(iv) it shall take all commercially reasonable steps in the United States Patent and Trademark Office, the United States Copyright Office, any state registry and any foreign counterpart of the foregoing, to pursue any application and maintain any registration of all Registered Intellectual Property owned by any Grantor and material to the business of the Grantors which is now or shall become included in the Collateral including, but not limited to, those applications or registrations listed on Schedule 4.7 (as may be amended or supplemented from time to time), except, to the extent permitted in the Financing Agreement, in cases in which such acts have not been performed as a result of a Grantor’s reasonable determination in the ordinary course of business to allow such Intellectual Property to lapse or terminate because it is no longer necessary or useful to the conduct of the business of the Grantors or to fully exploit the value of the Intellectual Property of Grantor taken as a whole;

(v) in the event that any Intellectual Property owned by or exclusively licensed to any Grantor is infringed, misappropriated, diluted or otherwise violated by a third party, such Grantor shall promptly take commercially reasonable actions to address such infringement, misappropriation, dilution or violation and protect its rights in such Intellectual Property including, but not limited to, (A) the initiation of a suit for injunctive relief and to recover damages and (B) taking such other actions, in each case as such Grantor shall deem appropriate under the circumstances using its reasonable business judgment to protect and enforce such Intellectual Property;

(vi) it shall, on each date upon which Compliance Certificates are due pursuant to the Financing Agreement, report to the Collateral Agent (A) the filing (or acquisition) of any application to register any Intellectual Property owned by such Grantor with the United States Patent and Trademark Office, the United States Copyright Office, or any state registry or foreign counterpart of the foregoing (whether such application is filed by such Grantor or through any agent, employee, licensee, or designee thereof) and (B) the registration (or acquisition of any registration) of any Intellectual Property by or with any such office, in each case, by executing and delivering to the Collateral Agent supplements to Schedule 4.7;

(vii) it shall, promptly upon the reasonable written request of the Collateral Agent, execute and deliver to the Collateral Agent any document required to acknowledge, confirm, register, record, or perfect the Collateral Agent’s interest in any part of the Intellectual Property, whether now owned or hereafter acquired;

(viii) except with the prior written consent of the Collateral Agent or as permitted under the Financing Agreement, each Grantor shall not execute or authorize for filing in any public office, any financing statement or similar document or instrument, except financing statements or other documents or instruments filed or to be filed in favor of the Collateral Agent or with respect to Permitted Liens and except with the prior written consent of the Collateral Agent or as permitted under the Financing Agreement, each Grantor shall not sell, assign, transfer, license, grant any option, or create or suffer to exist any Lien upon or with respect to its Intellectual Property, except for Liens arising under the Loan Documents or other Permitted Liens;

(ix) it shall hereafter use commercially reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or might in any way materially impair or prevent the creation of a security interest in, or the assignment of, such Grantor’s rights and interests in any property included within the definitions of any Intellectual Property acquired under such contracts;

(x) it shall take all commercially reasonable steps to maintain the confidentiality of (to the extent non-public), and otherwise protect and enforce its rights in, all Intellectual Property that is material to the conduct of the Grantors’ business, including, as applicable (A) maintaining and protecting the secrecy and confidentiality of its confidential information and Trade Secrets by having and enforcing a policy requiring all current and future employees, consultants, licensees, vendors, contractors and any other Person with access to such information to execute appropriate confidentiality agreements, (B) taking actions commercially and reasonably necessary to ensure that no Trade Secret falls into the public domain, and (C) protecting the secrecy and confidentiality of the source code of all software programs and applications of which it is the owner or licensee by having and enforcing a policy requiring any licensees (or sublicensees) of such source code to enter into license agreements with commercially reasonable use and nondisclosure restrictions;

(xi) it shall not incorporate any third-party code that is licensed pursuant to any open source license, including the GNU Public License, Lesser GNU Public License or Mozilla Public License into any Intellectual Property that is material to the conduct of the Grantors’ business in a manner that would require the disclosing, licensing, or distribution of any source code for any portion of any Intellectual Property that is material to the conduct of Grantors’ business;

(xii) it shall assign and transfer any Intellectual Property that is developed, created, applied-for or otherwise acquired after the Closing Date to IPCo;

(xiii) it shall not after the Closing Date enter into any license to receive any material license or rights in any Intellectual Property of any other Person (other than with respect to off-the-shelf programs or other programs that are generally available on commercially reasonable terms and on a non-exclusive basis) unless such Grantor has used commercially reasonable efforts to permit the assignment of or grant of a security interest in such license (and all rights of Grantor thereunder) to the Collateral Agent (and any transferees of Collateral Agent);

(xiv) it shall use appropriate statutory notice in connection with its use of any Intellectual Property, except as such would not have a material adverse effect on the value of such Intellectual Property or the conduct of the business of the Grantors; and

(xv) it shall continue to collect in its ordinary course of business, at its own expense, all amounts due or to become due to such Grantor in respect of any Intellectual Property or any portion thereof. In connection with such collections, each Grantor may take (and, at the Collateral Agent’s reasonable direction, upon written instruction of the Required Lenders, shall take) such commercially reasonable action as such Grantor or the Collateral Agent, upon written instruction of the Required Lenders, may deem reasonably necessary or advisable to enforce collection of such amounts. Notwithstanding the foregoing, the Collateral Agent shall have the right at any time, to notify, or require any Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

4.8 Commercial Tort Claims.

(a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date, that Schedule 4.8 (as such schedule may be amended or supplemented from time to time) sets forth all Commercial Tort Claims of each Grantor; and

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees that, with respect to any Commercial Tort Claim with a claimed value in excess of $500,000 hereafter arising it shall deliver to the Collateral Agent a supplement to Schedule 4.8 identifying such new Commercial Tort Claims.

Section 5. ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL GRANTORS.

5.1 Further Assurances.

(a) Each Grantor agrees that from time to time, at the expense of such Grantor, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that the Collateral Agent, upon the instruction of the Required Lenders, may reasonably request in writing, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

(i) file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be reasonably necessary or desirable, or as the Collateral Agent, upon the instruction of the Required Lenders, may reasonably request in writing, in order to perfect and preserve the security interests granted or purported to be granted hereby;

(ii) take all actions necessary to ensure the recordation of appropriate evidence of the Liens and security interest granted hereunder in its Registered Intellectual Property with any intellectual property registry in which said Intellectual Property is registered or in which an application for registration is pending including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State, and the foreign counterparts on any of the foregoing jurisdictions where any Grantor conducts material operations;

(iii) in accordance with Section 5.6 of the Financing Agreement, allow inspection of the Collateral by the Collateral Agent, or persons designated by the Collateral Agent; and

(iv) at the Collateral Agent’s written request during the continuance of an Event of Default, upon instruction of the Required Lenders, appear in and defend any action or proceeding that may affect such Grantor’s title to or the Collateral Agent’s security interest in all or any part of the Collateral.

(b) Each Grantor hereby authorizes the Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements, and amendments thereto, in any jurisdictions and with any filing offices as the Collateral Agent may determine, upon instruction of the Required Lenders, are reasonably necessary or advisable to perfect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine in its reasonable discretion or upon instruction of the Required Lenders, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired.” Each Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request in writing, upon instruction of the Required Lenders, all in reasonable detail.

(c) Each Grantor hereby authorizes the Collateral Agent to modify this Agreement after obtaining such Grantor’s approval in writing of or signature to such modification by amending Schedule 4.7 (as such schedule may be amended or supplemented from time to time) to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which any Grantor no longer has or claims any right, title or interest.

5.2 Additional Grantors. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a Counterpart Agreement. Upon delivery of any such Counterpart Agreement to the Collateral Agent, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Collateral Agent not to cause any Subsidiary of the Borrower to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

Section 6. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.

6.1 Power of Attorney. Each Grantor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Agent or otherwise, and, other than with respect to clauses (e)-(f), after the occurrence and during the continuance of an Event of Default, from time to time in the Collateral Agent’s discretion to take any action and to execute any instrument that the Collateral Agent, upon instruction of the Required Lenders, may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:

(a) to obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Agent pursuant to the Financing Agreement;

(b) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

(d) to file any claims or take any action or institute any proceedings that the Collateral Agent, upon instruction of the Required Lenders, may deem reasonably necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

(e) to prepare and file any UCC financing statements against such Grantor as debtor;

(f) to prepare, sign, and file for recordation in any intellectual property registry including, without limitation, the United States Patent and Trademark Office or the United States Copyright Office, as applicable, appropriate evidence of the Lien and security interest granted herein in its Registered Intellectual Property in the name of such Grantor as debtor;

(g) to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation,

access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent, upon the instruction of the Required Lenders, any such payments made by the Collateral Agent to become obligations of such Grantor to the Collateral Agent, due and payable immediately without demand; and

(h) generally to sell, assign, license, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and such Grantor’s expense, at any time or from time to time, all acts and things that the Collateral Agent, upon instruction of the Required Lenders, deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

6.2 No Duty on the Part of Collateral Agent or Secured Parties. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct, as determined by a final nonappealable judgment of a court of competent jurisdiction.

Section 7. REMEDIES.

7.1 Generally.

(a) If any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i) require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon written request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties;

(ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Agent, upon instruction of the Required Lenders, deems appropriate; and

(iv) without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent, upon instruction of the Required Lenders, may deem commercially reasonable.

(b) The Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ written notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may, upon instruction of the Required Lenders, adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the reasonable fees of any attorneys employed by the Collateral Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of the Collateral Agent hereunder.

(c) The Collateral Agent may, upon instruction of the Required Lenders, sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may, upon instruction of the Required Lenders, specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d) The Collateral Agent shall have no obligation to marshal any of the Collateral.

7.2 Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by the Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Agent against the Secured Obligations as set forth in Section 2.11(g) of the Financing Agreement.

7.3 [Reserved].

7.4 Deposit Accounts. If any Event of Default shall have occurred and be continuing, the Collateral Agent, upon instruction of the Required Lenders, may apply the balance from any Deposit Account or instruct the bank at which any Deposit Account is maintained to pay the balance of any Deposit Account to or for the benefit of the Collateral Agent, in each case, excluding Excluded Accounts, to be applied in accordance with this Agreement.

7.5 Investment Related Property. Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Collateral Agent, upon instruction of the Required Lenders, exercises its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may reasonably request in writing in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

7.6 Intellectual Property.

(a) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default:

(i) the Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Collateral Agent or otherwise, upon instruction of the Required Lenders, to enforce any Intellectual Property, in which event such Grantor shall, at the written request of the Collateral Agent, do any and all lawful acts and execute any and all documents required by the Collateral Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify the Collateral Agent as provided in the Financing Agreement in connection with the exercise of its rights under this Section, and, to the extent that the Collateral Agent shall, at the direction of the Required Lenders, elect not to bring suit to enforce any Intellectual Property as provided in this Section, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement, misappropriation or other violation of any of such Grantor’s rights in its Intellectual Property by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing, misappropriating or violating as shall be necessary to prevent such infringement, misappropriation or violation;

(ii) upon written demand from the Collateral Agent, each Grantor shall grant, assign, convey or otherwise transfer to the Collateral Agent or such Collateral Agent’s designee all of such Grantor’s right, title and interest in and to its Intellectual Property and shall execute and deliver to the Collateral Agent such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

(iii) each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that the Collateral Agent (or any Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, its Intellectual Property;

(iv) the Collateral Agent shall have the right to notify, or require each Grantor to notify (in each case, in writing), any obligors with respect to amounts due or to become due to such Grantor in respect of its Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Collateral Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done;

(v) all amounts and Proceeds (including checks and other instruments) received by Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section

7.7 hereof; and

(vi) Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

(b) If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Collateral Agent of any rights, title and interests in and to a Grantor’s Intellectual Property shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of such Grantor, the Collateral Agent shall promptly execute and deliver to such Grantor, at such Grantor’s sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Collateral Agent as aforesaid, subject to any disposition (including any license) thereof that may have been made by the Collateral Agent; provided, that, after giving effect to such reassignment, the Collateral Agent’s security interest granted pursuant hereto, as well as all other rights and remedies of the Collateral Agent granted hereunder, shall continue to be in full force and effect.

(c) Solely for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 7 and at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies during the existence of an Event of Default, each Grantor hereby grants to the Collateral Agent, to the extent it has the right to do so, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks and, in the case of Patents and Copyrights, to retention and use of appropriate notices as regularly and previously used by the applicable Grantor and except as such would not have a material adverse effect on the value of such Patents and Copyrights, to transfer, sell, assign, use, operate under, license, or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor or to which such Grantor now or hereafter has any rights, and wherever the same may be located, provided, however, that with respect to any such Intellectual Property owned by a third party and licensed to a Grantor nothing herein shall require any Grantor to grant any license if it gives rise to any right of acceleration or cancellation (in favor of any third party) under, any contract, license or agreement.

7.7 Cash Proceeds. In addition to the rights of the Collateral Agent specified in Section 4.3 with respect to payments of Receivables, if any Cash Dominion Event shall have occurred and be continuing, all proceeds of any Collateral received by any Grantor consisting of cash, checks and other non-cash items (collectively, “Cash Proceeds”) shall be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, unless otherwise provided pursuant to Section 4.4.1(a)(ii), be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required) and held by the Collateral Agent in the Collateral Account. Any Cash Proceeds received by the Collateral Agent (whether from a Grantor or otherwise) (a) if no Event of Default shall have occurred and be continuing, shall be held by the Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations

(whether matured or unmatured), and (b) if an Event of Default shall have occurred and be continuing, may, in the sole discretion of the Collateral Agent, (i) be held by the Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (ii) then or at any time thereafter may be applied by the Collateral Agent against the Secured Obligations then due and owing.

Section 8. COLLATERAL AGENT.

The Collateral Agent has been appointed to act as Collateral Agent hereunder by Lenders and, by their acceptance of the benefits hereof, the other Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Financing Agreement. In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of Secured Parties in accordance with the terms of this Section. Collateral Agent may resign at any time in accordance with Section 9.3(a) of the Financing Agreement. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement, and the retiring or removed Collateral Agent under this Agreement shall promptly (a) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement, and (b) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Collateral Agent’s resignation or removal hereunder as the Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent hereunder. The Collateral Agent has executed this Agreement as directed under and in accordance with the Financing Agreement and will perform this Agreement solely in its capacity as Collateral Agent and not individually. In performing under this Agreement, the Collateral Agent shall have all rights, protections, immunities and indemnities granted it under the Financing Agreement. Subject to the terms of the Financing Agreement, the Collateral Agent shall have no obligation to perform or exercise any discretionary act.

Section 9. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations (other than unasserted contingent reimbursement or indemnification obligations) and the cancellation or termination of the Commitments, be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral

Agent and its successors, permitted transferees and permitted assigns. Without limiting the generality of the foregoing, but subject to the terms of the Financing Agreement, any Lender may assign or otherwise transfer any Term Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations (other than unasserted contingent reimbursement or indemnification obligations) and the cancellation or termination of the Commitments, the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Collateral shall revert to Grantors. Upon any such termination the Collateral Agent shall promptly, at Grantors’ expense, execute and deliver to Grantors or otherwise authorize the filing of such documents as Grantors shall reasonably request, including financing statement amendments to evidence such termination. Upon any disposition of property permitted by the Financing Agreement, the Liens granted herein shall be deemed to be automatically released and such property shall automatically revert to the applicable Grantor with no further action on the part of any Person. The Collateral Agent shall promptly, at Grantor’s expense, execute and deliver or otherwise authorize the filing of such documents as Grantors shall reasonably request, in form and substance reasonably satisfactory to the Required Lenders, including financing statement amendments to evidence such release.

Section 10. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.

The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may, upon instruction of the Required Lenders, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by each Grantor under Section 10.2 of the Financing Agreement.

Section 11. MISCELLANEOUS.

Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 10.1 of the Financing Agreement. No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Collateral Agent and Grantors and their respective successors and assigns. No Grantor shall, without the prior written consent of the Collateral Agent given in accordance with the Financing Agreement, assign any right, duty or obligation hereunder. This Agreement and the other Loan Documents embody the entire agreement and understanding between Grantors and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAWS).

THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT COLLATERAL AGENT’S OPTION, UPON INSTRUCTION OF THE REQUIRED LENDERS, IN THE COURTS OF ANY JURISDICTION WHERE COLLATERAL AGENT, UPON INSTRUCTION OF THE REQUIRED LENDERS, ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH GRANTOR AND COLLATERAL AGENT WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 11.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH GRANTOR, COLLATERAL AGENT AND THE LENDERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY,

DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A “CLAIM”). EACH GRANTOR, COLLATERAL AGENT AND EACH LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT COLLATERAL AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF NEW YORK, GEORGIA, KENTUCKY, AND ANY OTHER JURISDICTION IN WHICH ANY LOAN PARTY OR COLLATERAL IS LOCATED.

NO CLAIM MAY BE MADE BY ANY GRANTOR AGAINST THE COLLATERAL AGENT, ANY LENDER, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH, AND EACH GRANTOR HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

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IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GRANTORS:

DANIMER SCIENTIFIC, INC., a Delaware corporation

By: /s/ Michael A. Hajost

Name: Michael A. Hajost
Title: Chief Financial Officer

Meredian holdings group, Inc., a Delaware corporation

By: /s/ Michael A. Hajost
Name: Michael A. Hajost
Title: Treasurer

Danimer Scientific HOLDINGS, LLC, a Delaware limited liability company

By: /s/ Michael A. Hajost
Name: Michael A. Hajost
Title: Treasurer

Danimer Scientific manufacturing, Inc, a Delaware corporation

By:/s/ Michael A. Hajost
Name: Michael A. Hajost
Title: Treasurer

[Signature Page to Pledge and Security Agreement]

Meredian, Inc., a Georgia corporation

By: /s/ Michael A. Hajost
Name: Michael A. Hajost
Title: Treasurer

Danimer Scientific, L.L.C., a Georgia limited liability company

By: /s/ Michael A. Hajost
Name: Michael A. Hajost
Title: Treasurer

Danimer Scientific Kentucky, Inc, a Delaware corporation

By:/s/ Michael A. Hajost
Name: Michael A. Hajost
Title: Treasurer

Danimer Bioplastics, Inc., a Georgia corporation

By: /s/ Michael A. Hajost
Name: Michael A. Hajost
Title: Treasurer

Danimer IPCO, LLC, a Delaware limited liability company

By: /s/ Michael A. Hajost
Name: Michael A. Hajost
Title: Treasurer

[Signature Page to Pledge and Security Agreement]

NOVOMER, INC., a Delaware corporation

By: /s/ Michael A. Hajost
Name: Michael A. Hajost
Title: Treasurer

[Signature Page to Pledge and Security Agreement]

Danimer IPholdCO, LLC, a Delaware limited liability company

By: /s/ Michael A. Hajost
Name: Michael A. Hajost
Title: Treasurer

[Signature Page to Pledge and Security Agreement]

COLLATERAL AGENT:
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ James A. Hanley
Name: James A. Hanley
Title: Vice President

[Signature Page to Pledge and Security Agreement]